Exhibit 5.1

Tel Aviv, November 12, 2015 Our ref: 8400/0

Partner Communications Company Ltd.
8 Amal St.
Afeq Industrial Park
Rosh Ha’ayin 48103, Israel

Re:           Registration on Form S-8

Ladies and Gentlemen:

        We have acted as Israeli counsel to Partner Communications Company Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on or about November 12, 2015 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of an additional 3,000,000 of the Company’s ordinary shares, par value NIS 0.01 per share issued or that may be issued from time to time after the date hereof under the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”).

        In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s Articles of Association and the Plan. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

        On the basis of the foregoing, we are of the opinion that the 3,000,000 ordinary shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan pursuant to agreements with respect to the Plan and, as the case may be, pursuant to the terms of the awards that may be granted under the Plan will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.